UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: March 28, 2013

American Airlines, Inc. _
(Exact name of registrant as specified in its charter)

Delaware 1-2691 13-1502798 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                (Registrant's telephone number)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure

As previously reported, on November 29, 2011, AMR Corporation (“AMR”) and certain of AMR's direct and indirect domestic subsidiaries, including American Airlines, Inc. (the “Company”) and AMR Eagle Holding Corporation ("AMR Eagle") (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On March 28, 2013, the Debtors filed their monthly operating report for the month ended February 28, 2013 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This current report (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information with respect to the Debtors in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial and Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. No assurance can be given as to the value, if any, that may be ascribed to the Debtors' various prepetition liabilities and other securities. The Company cannot predict what the ultimate value of any of its or the other Debtors' securities may be.  Accordingly, the Company urges that caution be exercised with respect to existing and future investments in any of these securities (including AMR's common stock) or other Debtor claims. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee of the Southern District of New York and the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws and regulations and is subject to future adjustment and reconciliation. Therefore, the Monthly Operating Report does not necessarily contain all information required in filings pursuant to the Exchange Act, or may present such information differently from such requirements. There can be no assurance that, from the perspective of an investor or potential investor in the Debtors' securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company's reports pursuant to the Exchange Act, and such information might not be indicative of the Company's financial condition or operating results for the period that would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K and the exhibit hereto contain forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the impact of the bankruptcy filings of the Company and certain of its U.S. subsidiaries, the Company's ability to successfully implement its chosen plan of reorganization, the Company's ability to refinance, extend or repay its near and intermediate term debt, the Company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, and impairments and restructuring charges. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the period ended December 31, 2012, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this current report on Form 8-K and the exhibit hereto. The Company disclaims any obligations to update any forward-looking statement or information.

Item 9.01.      Financial Statements and Exhibits

Exhibit Number                Description

99.1	Monthly Operating Report for the month ended February 28, 2013, filed with the United States Bankruptcy Court for the Southern District of New York.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: March 28, 2013

4

EXHIBIT INDEX

Exhibit 99.1	Description Monthly Operating Report for the month ended February 28, 2013, filed with the United States Bankruptcy Court for the Southern District of New York.

5

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11

In re:                                    Case No. 11-15463-SHL
AMR Corporation, et al.                         (jointly administered)
Debtors

MONTHLY OPERATING REPORT
FOR THE MONTH ENDED FEBRUARY 28, 2013

DEBTORS' ADDRESS:
AMR Corporation
4333 Amon Carter Blvd.
Fort Worth, Texas 76155

DEBTORS' ATTORNEYS:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

DISBURSEMENTS (IN THOUSANDS):                            $ 2,591,740
FOR THE MONTH ENDED FEBRUARY 28, 2013

CONSOLIDATED NET INCOME (LOSS) (IN MILLIONS):                    $ (192)
FOR THE MONTH ENDED FEBRUARY 28, 2013

REPORT PREPARER:    AMR CORPORATION

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate, and truthful to the best of my knowledge.

/s/ Isabella D. Goren
Isabella D. Goren
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

1

AMR CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	7

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 2013
(Unaudited) (In millions)

Assets
Current Assets
Cash	$588
Short-term investments	3,460
Restricted cash and short-term investments	850
Receivables, net	1,231
Inventories, net	599
Fuel derivative contracts	54
Other current assets	571
Total current assets	7,353

Equipment and Property
Flight equipment, net	10,252
Other equipment and property, net	2,091
Purchase deposits for flight equipment	764
13,107

Equipment and Property Under Capital Leases
Flight equipment, net	215
Other equipment and property, net	58
273

International slots and route authorities	708
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	157
Other assets	2,138
$23,736
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 2013
(Unaudited) (In millions)

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$1,349
Accrued liabilities	2,097
Air traffic liability	5,082
Current maturities of long-term debt	1,369
Current obligations under capital leases	31
Total current liabilities	9,928

Long-term debt, less current maturities	6,617
Obligations under capital leases, less current obligations	377
Pension and postretirement benefits	6,736
Other liabilities, deferred gains and deferred credits	1,708

Liabilities Subject to Compromise (Note 2)	6,543

Stockholders' Equity (Deficit)
Preferred stock	—
Common stock	341
Additional paid-in capital	4,482
Treasury stock	(367)
Accumulated other comprehensive income (loss)	(3,019)
Accumulated deficit	(9,610)
(8,173)
$23,736
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONSOLIDATED STATEMENT OF OPERATIONS
MONTH ENDED FEBRUARY 28, 2013
(Unaudited) (In millions, except per share amounts)

Revenues
Passenger - American Airlines	$1,357
- Regional Affiliates	200
Cargo	47
Other revenues	219
Total operating revenues	1,823

Expenses
Aircraft fuel	692
Wages, salaries and benefits	470
Other rentals and landing fees	111
Maintenance, materials and repairs	118
Depreciation and amortization	83
Commissions, booking fees and credit card expense	83
Aircraft rentals	55
Food service	42
Other operating expenses	298
Total operating expenses	1,952

Operating Income (Loss)	(129)

Other Income (Expense)
Interest income	1
Interest expense	(49)
Interest capitalized	4
Miscellaneous - net	(4)
(48)

Income (Loss) Before Reorganization Items	(177)

Reorganization Items, Net (Note 2)	(15)

Income (Loss) Before Income Taxes	(192)
Income tax	—
Net Income (Loss)	$(192)

Earnings (Loss) Per Share
Basic	$(0.57)

Diluted	$(0.57)

Weighted Average Shares Used in Computation
Basic	335,292,238

Diluted	335,292,238

The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
MONTH ENDED FEBRUARY 28, 2013
(Unaudited) (In millions)

Net Cash Provided by (Used for) Operating Activities	$134

Cash Flow from Investing Activities:
Capital expenditures, including aircraft lease deposits	(320)
Disposal of equipment and property	2
Net (increase) decrease in short-term investments	(18)
Net cash used for investing activities	(336)

Cash Flow from Financing Activities:
Payments on long-term debt and capital lease obligations	(44)
Proceeds from:
Issuance of debt	—
Sale leaseback transactions	227
Net cash provided by financing activities	183

Net increase (decrease) in cash	(19)
Cash at beginning of period	607

Cash at end of period	$588
The accompanying notes are an integral part of these financial statements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1.Summary of Accounting Policies

Basis of Presentation

On November 29, 2011 (the “Petition Date”), AMR Corporation (the “Company”) and certain of the Company's direct and indirect domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re AMR Corporation, et al., Case No. 11-15463-SHL.”

The Company and the other Debtors are operating as “debtors in possession” under the jurisdiction of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code. In general, as debtors in possession under the Bankruptcy Code, we are authorized to continue to operate as an ongoing business but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. The Bankruptcy Code enables the Company to continue to operate its business without interruption, and the Bankruptcy Court has granted additional relief covering, among other things, obligations to (i) employees, (ii) taxing authorities, (iii) insurance providers, (iv) independent contractors for improvement projects, (v) foreign vendors, (vi) other airlines pursuant to certain interline agreements, and (vii) certain vendors deemed critical to the Debtors' operations.

While operating as debtors in possession under Chapter 11 of the Bankruptcy Code, the Debtors may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or otherwise as permitted in the ordinary course of business. The Debtors have not yet prepared or filed with the Bankruptcy Court a plan of reorganization. The Debtors have the exclusive right to file a plan of reorganization through and including May 29, 2013, subject to the ability of third parties to file motions to terminate the Debtors' exclusivity period. If the Debtors file a plan of reorganization on or prior to such date, the Debtors will have an exclusive period to solicit and obtain acceptances for such plan through and including July 29, 2013. The ultimate plan of reorganization, which would be subject to acceptance by the requisite majorities of empowered creditors under the Bankruptcy Code and approval by the Bankruptcy Court, could materially change the amounts and classifications in the Condensed Consolidated Financial Statements.

This Monthly Operating Report (“MOR”) was prepared on a consolidated basis for the Company and its direct and indirect subsidiaries, including the subsidiary Debtors and other subsidiaries that did not file voluntary petitions for relief under Chapter 11. This MOR is unaudited, is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements for Chapter 11 debtors as required by the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) and the Bankruptcy Court. This MOR does not include all the information and footnotes required by generally accepted accounting principles (“GAAP”) for complete financial statements. Therefore, there can be no assurance that the consolidated financial information presented herein is complete and readers are strongly cautioned not to place undue reliance on this MOR. This MOR should be read in conjunction with the Debtors' previously filed MORs and the financial statements and accompanying notes in the Company's annual and quarterly reports that are filed with the United States Securities and Exchange Commission (the “SEC”).

In accordance with GAAP, the Debtors have applied ASC 852 “Reorganizations” (“ASC 852”) in preparing the Condensed Consolidated Financial Statements. ASC 852 requires that the financial statements, for periods subsequent to the Chapter 11 Cases, distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, certain revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases are recorded in reorganization items, net on the accompanying Consolidated Statement of Operations. In addition, prepetition obligations that may be impacted by the Chapter 11 reorganization process have been classified on the Condensed Consolidated Balance Sheet in liabilities subject to compromise. These liabilities are reported at the amounts expected to be allowed by the Bankruptcy Court, even if they may be settled for lesser amounts (see Note 2).

These Condensed Consolidated Financial Statements have also been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

business. Accordingly, the Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Debtors be unable to continue as a going concern.
The accompanying Condensed Consolidated Financial Statements do not purport to reflect or provide for the consequences of the Chapter 11 Cases, other than as set forth under “liabilities subject to compromise” on the accompanying Condensed Consolidated Balance Sheet and “income (loss) before reorganization items” and “reorganization items, net” on the accompanying Consolidated Statement of Operations (see Note 2). In particular, the financial statements do not purport to show (1) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (2) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (3) as to shareowners' equity accounts, the effect of any changes that may be made to the Debtors' capitalization; or (4) as to operations, the effect of any changes that may be made to the Debtors' business.

Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year. The Condensed Consolidated Financial Statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries (both Debtor and non-Debtor), including (i) its principal subsidiary American Airlines, Inc. (“American”) and (ii) its regional airline subsidiary, AMR Eagle Holding Corporation and its primary subsidiaries, American Eagle Airlines, Inc. and Executive Airlines, Inc. (collectively, “AMR Eagle”). The Condensed Consolidated Financial Statements also include the accounts of variable interest entities for which the Company is the primary beneficiary. For further information, refer to the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K filed with the SEC on February 20, 2013 (“2012 Form 10-K”), including the Summary of Significant Accounting Policies which appears as Note 2 in the 2012 Form 10-K.
No assurance can be given as to the value, if any, that may be ascribed to the Debtors' various prepetition liabilities and other securities. The Company cannot predict what the ultimate value of any of its or the other Debtors' securities may be.  Accordingly, the Debtors urge that caution be exercised with respect to existing and future investments in any of these securities (including the Company's common stock) or other Debtor claims.  Trading in the Company's common stock and certain debt securities on the New York Stock Exchange (NYSE) was suspended on January 5, 2012, and the Company's common stock and such debt securities were delisted by the SEC from the NYSE on January 30, 2012.  On January 5, 2012, the Company's common stock began trading under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group (www.otcmarkets.com).

Additional information about the Chapter 11 Cases is available on the Internet at aa.com/restructuring. Court filings and claims information are available at amrcaseinfo.com.

2.Chapter 11 Proceedings and Reorganization Update for the Reporting Period

General Information
Notices to Creditors; Effect of Automatic Stay. The Debtors have notified all known current or potential creditors that the Chapter 11 Cases were filed. Subject to certain exceptions under the Bankruptcy Code, the filing of the Debtors’ Chapter 11 Cases automatically enjoined, or stayed, the continuation of most judicial or administrative proceedings or filing of other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to the Petition Date. Thus, for example, most creditor actions to obtain possession of property from the Debtors, or to create, perfect or enforce any lien against the property of the Debtors, or to collect on monies owed or otherwise exercise rights or remedies with respect to a prepetition claim, are enjoined unless and until the Bankruptcy Court lifts the automatic stay as to any such claim. Vendors are being paid for goods furnished and services provided after the Petition Date in the ordinary course of business.
Appointment of Creditors’ Committee. On December 5, 2011, the U.S. Trustee appointed the Creditors’ Committee ("Creditors’ Committee") for the Chapter 11 Cases.

Rejection of Executory Contracts. Under section 365 and other relevant sections of the Bankruptcy Code, the Debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including, without limitation,

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

agreements relating to aircraft and aircraft engines (collectively, "Aircraft Property") and leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions.  As of February 28, 2013, the Bankruptcy Court had entered orders granting the Debtors' motions to assume 532 and reject 12 unexpired leases of non-residential real property and had entered various orders extending, by the Debtors' agreement with certain landlords, the date by which the Debtors must assume or reject an additional 29 unexpired leases of non-residential real property. As of February 28, 2013, the Company had also entered into stipulations or agreed orders providing that the claims with respect to special facility revenue bonds at Dallas/Fort Worth International Airport, Fort Worth Alliance Airport and Luis Muñoz Marín International Airport in San Juan, Puerto Rico were general unsecured claims.
In general, rejection of an executory contract or unexpired lease is treated as a prepetition breach of the executory contract or unexpired lease in question and, subject to certain exceptions, relieves the Debtors from performing their future obligations under such executory contract or unexpired lease but entitles the contract counterparty or lessor to a prepetition general unsecured claim for damages caused by such deemed breach. Counterparties to such rejected contracts or leases have the right to file claims against the Debtors’ estate for such damages. Generally, the assumption of an executory contract or unexpired lease requires the Debtors to cure existing defaults under such executory contract or unexpired lease.
Any description of an executory contract or unexpired lease elsewhere in these Notes or in the report to which these Notes are attached, including where applicable the Debtors’ express termination rights or a quantification of their obligations, must be read in conjunction with, and is qualified by, any rights the Debtors or counterparties have under section 365 of the Bankruptcy Code.
The Debtors expect that liabilities subject to compromise and resolution in the Chapter 11 Cases will arise in the future as a result of damage claims created by the Debtors’ rejection of various executory contracts and unexpired leases. Due to the uncertain nature of many of the potential rejection claims, the magnitude of such claims is not reasonably estimable at this time. Such claims may be material (see “Liabilities Subject to Compromise” in Note 2 to the Condensed Consolidated Financial Statements).
Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment. Notwithstanding the general discussion above of the impact of the automatic stay, under section 1110 of the Bankruptcy Code, beginning 60 days after filing a petition under Chapter 11, certain secured parties, lessors and conditional sales vendors may have a right to take possession of certain qualifying Aircraft Property that is leased or subject to a security interest or conditional sale contract, unless the Debtors, subject to approval by the Bankruptcy Court, agree to perform under the applicable agreement, and cure any defaults as provided in section 1110 (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code). Taking such action does not preclude the Debtors from later rejecting the applicable lease or abandoning the Aircraft Property subject to the related security agreement, or from later seeking to renegotiate the terms of the related financing.
The Debtors may extend the 60-day period by agreement of the relevant financing party, with Bankruptcy Court approval. In the absence of an agreement or cure as described above or such an extension, the financing party may take possession of the Aircraft Property and enforce its contractual rights or remedies to sell, lease or otherwise retain or dispose of such equipment.
The 60-day period under section 1110 in the Chapter 11 Cases expired on January 27, 2012. In accordance with the Bankruptcy Court’s Order Authorizing the Debtors to (i) Enter into Agreements Under Section 1110(a) of the Bankruptcy Code, (ii) Enter into Stipulations to Extend the Time to Comply with section 1110 of the Bankruptcy Code and (iii) File Redacted Section 1110(b) Stipulations, dated December 23, 2011, the Debtors have entered into agreements to extend the automatic stay or agreed to perform and cure defaults under financing agreements with respect to certain aircraft in their fleet and other Aircraft Property. With respect to certain Aircraft Property, the Debtors have reached agreements on, or agreements on key aspects of, renegotiated terms of the related financings, and the Debtors are continuing to negotiate terms with respect to certain of their other Aircraft Property financings. The ultimate outcome of these negotiations cannot be predicted with certainty. To the extent the Debtors are unable to reach definitive agreements with Aircraft Property financing parties, those parties may seek to repossess the subject Aircraft Property. The loss of a significant number of aircraft could result in a material adverse effect on the Debtors’ financial and operating performance.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

In accordance with Section 1110 of the Bankruptcy Code, as of February 28, 2013, the Company had (i) rejected 40 leases relating to 21 MD-80 aircraft, four Fokker 100 aircraft, seven Boeing 757-200 aircraft and eight spare engines; (ii) relinquished one Airbus A300-600R aircraft that was subject to a mortgage; and (iii) made elections under Section 1110(a) of the Bankruptcy Code to retain 340 aircraft and 87 spare engines, including Boeing 737-800, Boeing 757-200, Boeing 767-300ER, Boeing 777-200ER, Bombardier CRJ-700, and McDonnell Douglas MD-80 aircraft, on the terms provided in the related financing documents. In addition, as of January 31, 2013, the Company had reached agreement on revised economic terms of the financings of 155 aircraft, comprising 83 MD-80 aircraft, nine Boeing 737-800 aircraft, 36 Boeing 757-200 aircraft, 11 Boeing 767-200ER aircraft, 13 Boeing 767-300ER aircraft and three Boeing 777-200ER aircraft (which agreements are subject to certain conditions, including reaching agreement on definitive documentation). Those 155 aircraft are substantially all of the mainline aircraft in the Company's fleet for which it expects to negotiate revised economic terms in the Chapter 11 Cases. In addition, the Company reached an agreement with the lessor to modify the leases of 39 Super ATR aircraft. As of February 28, 2013, 30 of the Super ATR aircraft had been returned to the lessor as allowed under the modified agreement. The remaining 9 Super ATR aircraft are expected to be returned to the lessor in the remainder of 2013.
Lastly, the Company entered into a series of agreements with the lender with respect to its 216 Embraer RJ aircraft and certain other interested parties pursuant to which the Company (i) surrendered 18 Embraer RJ 135 aircraft on June 21, 2012, (ii) subject to certain conditions (including reaching agreement on definitive documentation), will restructure the mortgage debt encumbering 59 Embraer 140 aircraft and 68 Embraer 145 aircraft and (iii) transferred and leased back its remaining 21 Embraer RJ 135 aircraft. The debt encumbering 50 Embraer 145 aircraft will not be reduced. The Company's entry into these transactions was approved by the Bankruptcy Court on November 8, 2012.
Magnitude of Potential Claims. On February 27, 2012, the Debtors filed with the Bankruptcy Court schedules and statements of financial affairs setting forth, among other things, the assets and liabilities of the Debtors, subject to the assumptions filed in connection therewith. All of the schedules are subject to further amendment or modification.
Bankruptcy Rule 3003(c)(3) requires the Bankruptcy Court to fix the time within which proofs of claim must be filed in a Chapter 11 case pursuant to section 501 of the Bankruptcy Code. This Bankruptcy Rule also provides that any creditor who asserts a claim against the Debtors that arose prior to the Petition Date and whose claim (i) is not listed on the Debtors' schedules or (ii) is listed on the schedules as disputed, contingent, or unliquidated, must file a proof of claim. On May 4, 2012, the Bankruptcy Court entered an order that established July 16, 2012 at 5:00 p.m. (Eastern Time) as the deadline to file proofs of claim against any Debtor. More information regarding the filing of proofs of claim can be obtained at www.amrcaseinfo.com. Information on this website is not incorporated into or otherwise made a part of this report.
Differences between amounts scheduled by the Debtors and claims by creditors will be investigated and resolved in connection with the claims resolution process. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known, nor can the ultimate recovery with respect to allowed claims be presently ascertained.
Collective Bargaining Agreements. Section 1113(c) of the Bankruptcy Code provides a process for the modification and/or rejection of collective bargaining agreements (CBAs). Through this process, American was able to achieve new CBAs with each of its unions (TWU, APFA and APA), covering nine unionized work groups. Following a Bankruptcy Court hearing on the Debtors' request to reject all of its CBAs, American and its unions continued to negotiate in good faith toward consensual agreements.  Those negotiations resulted in ratified agreements with all seven TWU-represented groups and the APFA, all of which have been approved by the Bankruptcy Court.
In September 2012, the Bankruptcy Court authorized American to reject its pilot CBA, and thereafter American began implementing certain terms and conditions of employment for pilots. American and APA continued to negotiate in good faith toward a new pilot agreement, and those negotiations resulted in a new pilot CBA that was approved by the Bankruptcy Court. A small group of American pilots is appealing the Bankruptcy Court's decisions granting American's request to reject the pilot CBA and approving the new pilot CBA, and those appeals are pending in the U.S. District Court for the Southern District of New York.
Having secured Court approval of all of the new CBAs with TWU, APFA and APA, American has begun implementing the terms of those new agreements.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

AMR Eagle also engaged in the Section 1113(c) process with its unions, and ultimately achieved new CBAs with AFA, ALPA and all four TWU-represented work groups. All of the new AMR Eagle CBAs were approved by the Bankruptcy Court, and AMR Eagle has begun implementing the terms of all those new agreements.
Availability and Utilization of Net Operating Losses. The availability and utilization of net operating losses (and utilization of alternative minimum tax credits) after the Debtors’ emergence from Chapter 11 is uncertain at this time and will be highly influenced by the composition of the plan of reorganization that is ultimately pursued. On January 27, 2012, the Bankruptcy Court issued a Final Order Establishing Notification Procedures for Substantial Claimholders and Equityholders and Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates (the "Notification Procedures Order"), which restricts trading in the Company’s common stock and establishes certain procedures and potential restrictions with respect to the transfer of claims. The Notification Procedures Order is intended to prevent certain transfers of the Company’s common stock and certain transfers of claims against the Debtors that could impair the ability of one or more of the Debtors’ estates to use their net operating loss carryovers and certain other tax attributes currently or on a reorganized basis. Any acquisition, disposition, or other transfer of equity or claims on or after November 29, 2011 in violation of the restrictions set forth in the order will be null and void ab initio and/or subject to sanctions as an act in violation of the automatic stay under sections 105(a) and 362 of the Bankruptcy Code. The Notification Procedures Order applies to (i) “Substantial Equityholders,” i.e., persons who are, or as a result of a transaction would become, the beneficial owner of approximately 4.5 percent of the outstanding shares of the Company’s common stock and (ii) “Substantial Claimholders,” i.e., persons who are, or as a result of a transaction become, the beneficial owner of unsecured claims in excess of a threshold amount of unsecured claims (initially $190 million of unsecured claims, but which may be subsequently increased or decreased under certain circumstances in connection with the Debtors’ filing of a Chapter 11 plan). In the case of Substantial Equityholders, the order imposes current restrictions with respect to the acquisition or disposition of the Company’s stock, and certain notifications may be required. In the case of Substantial Claimholders, the order imposes a procedure pursuant to which, under certain circumstances, the claims acquired during the Chapter 11 Cases may have to be resold, and certain notifications may be required. The Merger Agreement, as described below under "Merger Agreement", provides that the procedures of the order, as in effect or as amended with the reasonable approval of US Airways, will be used to obtain ownership information from Substantial Claimholders.
On February 22, 2013, the Debtors filed a motion for entry of a revised Notification Procedures Order to address certain tax issues relating to the "Merger" as described below and potential distributions to equity holders.
Liabilities Subject to Compromise

The following table summarizes the components of liabilities subject to compromise included on the Consolidated Balance Sheet as of February 28, 2013:

(in millions)
Long-term debt	$1,198
Estimated allowed claims on aircraft lease and debt obligations and facility lease and bond obligations	3,717
Pension and postretirement benefits	1,241
Accounts payable and other accrued liabilities	387
Total liabilities subject to compromise	$6,543

Liabilities subject to compromise refers to prepetition obligations which may be impacted by the Chapter 11 reorganization process. These amounts represent the Debtors’ current estimate of known or potential prepetition obligations to be resolved in connection with the Chapter 11 Cases.
In accordance with ASC 852, substantially all of the Company’s unsecured debt has been classified as liabilities subject to compromise. Additionally, certain of the Company’s undersecured debt instruments have also been classified as liabilities subject to compromise.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

As a result of the modifications to the retirement benefits, as discussed below, to the consolidated financial statements, a portion of the pension and postretirement benefits liability, primarily relating to retiree medical and other benefits, was classified as liabilities subject to compromise as of February 28, 2013.
Differences between liabilities the Debtors have estimated and the claims filed, or to be filed, will be investigated and resolved in connection with the claims resolution process. The Company will continue to evaluate these liabilities throughout the Chapter 11 Cases and adjust amounts as necessary. Such adjustments may be material. In light of the expected number of creditors, the claims resolution process may take considerable time to complete. Accordingly, the ultimate number and amount of allowed claims is not presently known.

Reorganization Items, net
Reorganization items refer to revenues, expenses (including professional fees), realized gains and losses and provisions for losses that are realized or incurred in the Chapter 11 Cases. The following table summarizes the components included in reorganization items, net on the Consolidated Statement of Operations for the month ended February 28, 2013:

(in millions)
Aircraft and facility financing renegotiations and rejections (1) (2)	1
Professional fees	14
Other	—
Total reorganization items, net	$15

(1)
Amounts include allowed claims (claims approved by the Bankruptcy Court) and estimated allowed claims relating to the rejection or modification of financings related to aircraft. The Debtors record an estimated claim associated with the rejection or modification of a financing when the applicable motion is filed with the Bankruptcy Court to reject or modify such financing and the Debtors believe that it is probable the motion will be approved, and there is sufficient information to estimate the claim. Modifications of the financings related to aircraft remain subject to conditions, including reaching agreement on definitive documentation. See above, “Special Protection Applicable to Leases and Secured Financing of Aircraft and Aircraft Equipment,” for further information.

(2)
Amounts include allowed claims (claims approved by the Bankruptcy Court) and estimated allowed claims relating to entry of orders treating as unsecured claims with respect to facility agreements supporting certain issuances of special facility revenue bonds. The Debtors record an estimated claim associated with the treatment of claims with respect to facility agreements when the applicable motion is filed with the Bankruptcy Court and the Debtors believe that it is probable that the motion will be approved, and there is sufficient information to estimate the claim. See above, “Rejection of Executory Contracts,” for further information.

Claims related to reorganization items are reflected in liabilities subject to compromise on the Condensed Consolidated Balance Sheet as of February 28, 2013.

Interest Expense
In accordance with ASC 852, the Debtors record interest expense only to the extent (1) interest will be paid during the Chapter 11 Cases or (2) it is probable that the Bankruptcy Court will allow a claim in respect of such interest. Interest expense recorded on the Consolidated Statements of Operations totaled $49 million for the month ended February 28, 2013. Contractual interest expense (including interest expense that is associated with obligations in liabilities subject to compromise) during this period totaled $57 million.

Insurance
Premiums to date for all insurance policies, including workers' compensation and disability insurance, have been paid in accordance with each respective policy's payment terms. No payments are past due.

Restricted Cash and Short-term Investments

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The Company has restricted cash and short-term investments related primarily to collateral held to support projected workers' compensation obligations and funds held for certain tax obligations.

Retirement and Life Insurance Benefits
The Company's defined benefit pension plans were frozen effective November 1, 2012. Eligible employees began to receive a replacement benefit under the $uper $aver 401(k) Plan on November 1, 2012.
In November 2012, the Pilot A Plan, a defined benefit plan, was amended to remove the lump-sum and other similar optional forms of benefit for commencements after December 31, 2012. A small group of American pilots is appealing the Bankruptcy Court's decision authorizing American to eliminate the lump sum and other similar optional forms of benefit. This is the same group of pilots that is appealing the Bankruptcy Court's decisions authorizing American to reject the pilot CBA and approving the new pilot CBA. All of these appeals have been consolidated, and are pending in the U.S. District Court for the Southern District of New York.
The Pilot B Plan, a defined contribution plan, was terminated on November 30, 2012. Plan B assets will be distributed to pilots in mid-2013.
Subsidized retiree medical coverage was discontinued for current employees November 1, 2012. On August 15, 2012, the Company filed a proceeding in the Bankruptcy Court seeking a determination on the issue of vesting for former employees who retired and initiated retiree medical coverage before November 1, 2012.  The Court held a hearing on January 23, 2013 and has not ruled on this matter as of the date of this report. On September 20, 2012, the Company opened negotiations with the Retiree Committee, seeking a consensual agreement to terminate subsidized retiree medical coverage and life insurance coverage. Those negotiations are continuing.

Merger Agreement
Description of Agreement and Plan of Merger
On February 13, 2013, the Company, US Airways Group, Inc., a Delaware corporation (US Airways), and AMR Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (Merger Sub), entered into an Agreement and Plan of Merger (the Merger Agreement), providing for a business combination of the Company and US Airways. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into US Airways (the Merger), with US Airways as the surviving corporation and as a wholly owned subsidiary of the Company. Following the Merger, the Company will own, directly or indirectly, all of the equity interests of American, US Airways and their direct and indirect subsidiaries (herein, the New American). The Merger Agreement and the transactions contemplated thereby, including the Merger, are subject to the approval of the Bankruptcy Court, and are to be effected pursuant to a plan of reorganization (the Plan) of the Debtors in connection with the Chapter Cases. The Plan is subject to confirmation and consummation in accordance with the requirements of the Bankruptcy Code.
Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of the respective parties, if the Merger is completed, US Airways stockholders will receive one share of common stock of New American (New American Common Stock) for each share of US Airways common stock. The aggregate number of shares of New American Common Stock issuable to holders of US Airways equity instruments (including stockholders, holders of convertible notes, optionees and holders of restricted stock units) will represent 28% of the diluted capitalization of the Company after giving effect to the Plan. The remaining 72% diluted equity ownership of the Company will be distributable, pursuant to the Plan, to the Debtors' stakeholders, labor unions and certain employees.
All of the equity interests in New American will be issued solely pursuant to the Merger Agreement or the Plan. All existing AMR common stock and other equity interests in the Company will be cancelled pursuant to the Plan, although, as set forth below, holders of such equity interests are expected to receive a recovery in the form of New American Common Stock.
The Merger is intended to qualify, for federal income tax purposes, as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The Merger Agreement provides that, upon consummation of the Merger, the board of directors of the combined company will initially consist of 12 members, composed of (i) Thomas W. Horton, AMR's current chairman, chief executive officer and president, who will serve as chairman of New American until the earlier of (A) one year after the closing of the Merger and (B) the day immediately prior to the first annual meeting of stockholders of the combined company (provided that such meeting will not occur prior to May 1, 2014), (ii) W. Douglas Parker, US Airways' current chief executive officer, who will serve as chief executive officer of New American and will serve as chairman of New American following the end of Mr. Horton's term, (iii) two independent directors designated by the Company, (iv) three independent directors designated by US Airways, and (iv) five independent directors designated by a search committee consisting of representatives of the Creditors' Committee and certain representatives of creditors signatory to the support agreements with the Company referred to below, one of whom will serve as lead independent director. Subject to applicable law, prior to the Merger, senior executives from each company will engage in a planning process for integration purposes.
The Company and US Airways have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct their businesses in the ordinary and usual course between the execution of the Merger Agreement and the consummation of the Merger and (ii) not to solicit alternative business combination transactions. In addition, the Merger Agreement contains “no shop” provisions that restrict each party's ability to initiate, solicit or knowingly encourage or facilitate competing third-party proposals for any transaction involving a merger of such party or the acquisition of a significant portion of its stock or assets, although each party may consider competing, unsolicited proposals and enter into discussions or negotiations regarding such proposals, if its board of directors determines that any such acquisition proposal constitutes, or is reasonably likely to lead to, a superior proposal and that the failure to take such action is reasonably likely to be inconsistent with its fiduciary duties under applicable law.
US Airways has agreed to certain additional customary covenants in the Merger Agreement, including, among others, subject to certain exceptions, (i) to cause a stockholder meeting to be held to consider adoption of the Merger Agreement and (ii) for its board of directors to recommend adoption of the Merger Agreement by US Airways' stockholders. The Company has also agreed to certain additional customary covenants in the Merger Agreement, including, among others, subject to certain exceptions, (i) to pursue confirmation of the Plan and (ii) for its board of directors to recommend adoption of the Merger Agreement by the Debtors' stakeholders.
Consummation of the Merger is subject to customary conditions, including, among others: (i) approval of the stockholders of US Airways; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of certain other regulatory approvals; (iii) absence of any order or injunction prohibiting the consummation of the Merger; (iv) Bankruptcy Court confirmation of the Plan, which must contain certain specified provisions defined in the Merger Agreement; (v) subject to certain exceptions, the accuracy of representations and warranties with respect to the business of the Company or US Airways, as applicable; (vi) each of AMR and US Airways having performed their respective obligations pursuant to the Merger Agreement; and (vii) receipt by each of the Company and US Airways of a customary tax opinion.
The Merger Agreement contains certain termination rights for the Company and US Airways, and further provides that, upon termination of the Merger Agreement under specified circumstances, (i) the Company may be required to pay US Airways a termination fee of $135 million in the event it terminates the agreement to enter into a superior proposal and $195 million if US Airways terminates the Merger Agreement in the event of a knowing and deliberate breach of the Merger Agreement by the Company and (ii) US Airways may be required to pay the Company a termination fee of $55 million in the event it terminates the agreement to enter into a superior proposal and $195 million if the Company terminates the Merger Agreement in the event of a knowing and deliberate breach of the Merger Agreement by US Airways.

On February 22, 2013, the Debtors filed a motion for entry of an order authorizing and approving, inter alia, the Merger Agreement and the Debtors' execution of and performance under the Merger Agreement.
Support Agreement and Term Sheet
On February 13, 2013, the Company and the other Debtors entered into a Support and Settlement Agreement (the Support Agreement) with certain holders of certain prepetition claims against one or more of the Debtors (such holders

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

of claims, the Consenting Creditors), aggregating approximately $1.2 billion of prepetition unsecured claims. Pursuant to the terms of the Support Agreement, each Consenting Creditor has agreed, among other things, and subject to certain conditions, to (a) vote in favor of a Plan, which includes certain terms specified in a Term Sheet attached to the Support Agreement (the Term Sheet), (b) generally support confirmation and consummation of the Plan and (c) not to support or solicit any plan in opposition to the Plan. Confirmation and consummation of the Plan are subject to compliance with the provisions of the Bankruptcy Code and to the closing of the Merger.
The Support Agreement may be terminated upon the occurrence of certain events, including: (a) certain breaches by the Debtors or Consenting Creditors under the Support Agreement; (b) termination of the Merger Agreement or the announcement by AMR or US Airways of their intent to terminate the Merger Agreement (in which case the Support Agreement would terminate automatically); (c) the failure to meet certain milestones with respect to achieving confirmation and consummation of the Plan; (d) the filing, amendment or modification of certain documents, including the Plan, in a manner materially inconsistent with the Support Agreement and materially adverse to a Consenting Creditor (in which case the Support Agreement can be terminated by such Consenting Creditor solely with respect to itself); (e) the amendment or modification of the Merger Agreement in a manner that is materially adverse to a Consenting Creditor (in which case the Support Agreement can be terminated by such Consenting Creditor solely with respect to itself); and (f) if the volume weighted average price of US Airways' common stock for the thirty trading days ending on the last trading day immediately prior to the date of termination is less than $10.40. Termination of the Support Agreement would give the Consenting Creditors the right to withdraw their support of the Plan.
As described in the Term Sheet, the Plan implements the Merger, incorporates a compromise and settlement of certain intercreditor and intercompany claim issues, and is to contain the following provisions relating to the treatment of prepetition unsecured claims against the Debtors and equity interests in the Company:

•
Unless they elect to receive alternative treatment, holders of prepetition unsecured claims against the Company or American that also are guaranteed by either such company (Double-Dip Unsecured Claims) will receive shares of preferred stock of New American (the New American Preferred Stock) that will be mandatorily convertible into shares of New American Common Stock on each of the 30th, 60th, 90th and 120th day after the effective date of the Plan. Upon the conversion of the New American Preferred Stock on the 120th day after the effective date of the Plan, all New American Preferred Stock will have been converted to New American Common Stock and no New American Preferred Stock will remain outstanding. The conversion price of the New American Preferred Stock will vary on each conversion date, based on the volume weighted average price of the shares of the New American Common Stock on the five trading days immediately preceding each conversion date, at a 3.5% discount, subject to a cap and a floor price. The New American Preferred Stock allocable to the Double-Dip Unsecured Claims will have a face amount equal to the allowed amount of their claims, including post-petition interest at the non-default rate;

•
Holders of prepetition unsecured claims that are not Double-Dip Unsecured Claims (and holders of Double-Dip Unsecured Claims that elect to receive such treatment) will receive shares of New American Preferred Stock, as well as shares of New American Common Stock;

•
Holders of existing AMR equity interests (including stock, warrants, restricted stock units and options) will receive a distribution of shares of New American Common Stock representing 3.5% of the total number of shares of New American Common Stock (on an as-converted basis) in addition to the potential to receive shares of New American Common Stock above such amount; and

•
The satisfaction of certain labor-related claims through the allocation to such claims of shares of New American Common Stock representing 23.6% of the total number of such shares of New American Common Stock ultimately distributed to holders of prepetition general unsecured creditors against the Debtors.

In each case, the distributions made to each of the foregoing stakeholders will be adjusted to take into account any reserves made for disputed claims under the Plan. The Debtors will be filing a motion to approve the Support Agreement.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between the Company and US Airways will be submitted to

AMR CORPORATION, ET AL.
DEBTORS AND DEBTORS IN POSSESSION
Notes to Condensed Consolidated Financial Statements
(Unaudited)

the stockholders of US Airways for their consideration. The Company expects to file with the SEC a registration statement on Form S-4 that will include a prospectus of the Company and a proxy statement of US Airways, and US Airways expects to file with the SEC a definitive proxy statement on Schedule 14A. The Company and US Airways also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF US AIRWAYS ARE URGED TO READ THE PROXY STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement, prospectus and other documents containing important information about the Company and US Airways, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by US Airways, when and if available, can be obtained free of charge on US Airways’ website at www.usairways.com or by directing a written request to US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President, Legal Affairs. Copies of the documents filed with the SEC by the Company, when and if available, can be obtained free of charge on AMR’s website at www.aa.com or by directing a written request to AMR Corporation, P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Investor Relations or by emailing investor.relations@aa.com.
US Airways, the Company and certain of their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of US Airways in connection with the proposed transaction. Information about the directors and executive officers of US Airways is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 27, 2012. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on February 15, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the prospectus and proxy statement and other relevant materials when and if filed with the SEC in connection with the proposed transaction.
Information regarding the Company, the other Debtors and the remaining consolidated AMR subsidiaries contained in this report is provided for the month ended February 28, 2013. Except as otherwise expressly noted herein, the information contained herein assumes that the Merger has not been consummated and does not describe or discuss the potential impact of the proposed Merger on the Company and its consolidated subsidiaries or their business, operations, financial performance, or future prospects. Any such information will be contained only in the proxy and/or registration statement that may be filed with the SEC and, if so, may be obtained as described above. Readers are cautioned to read such documents carefully if and when they are filed.

AMR CORPORATION, ET AL.                                 Schedule 1
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
FEBRUARY 28, 2013
(Unaudited) (In millions)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Assets
Current Assets
Cash	$584	$4	$—	$588
Short-term investments	3,458	2	—	3,460
Restricted cash and short-term investments	850	—	—	850
Receivables, net	1,228	17	(14)	1,231
Inventories, net	599	—	—	599
Fuel derivative contracts	54	—	—	54
Other current assets	570	1	—	571
Total current assets	7,343	24	(14)	7,353

Equipment and Property
Flight equipment, net	10,252	—	—	10,252
Other equipment and property, net	2,090	1	—	2,091
Purchase deposits for flight equipment	764	—	—	764
	13,106	1	—	13,107

Equipment and Property Under Capital Leases
Flight equipment, net	215	—	—	215
Other equipment and property, net	58	—	—	58
	273	—	—	273

International slots and route authorities	708	—	—	708
Domestic slots and airport operating and gate lease rights, less accumulated amortization, net	157	—	—	157
Other assets	2,413	106	(381)	2,138
	$24,000	$131	$(395)	$23,736

AMR CORPORATION, ET AL.                             Schedule 1 (Continued)
DEBTORS AND DEBTORS IN POSSESSION
CONDENSED CONSOLIDATING BALANCE SHEET
FEBRUARY 28, 2013
(Unaudited ) (In millions)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Liabilities and Stockholders' Equity (Deficit)
Current Liability
Accounts payable	$1,507	$(144)	$(14)	$1,349
Accrued liabilities	2,097	—	—	2,097
Air traffic liability	5,082	—	—	5,082
Current maturities of long-term debt	1,369	—	—	1,369
Current obligations under capital leases	31	—	—	31
Total current liabilities	10,086	(144)	(14)	9,928

Long-term debt, less current maturities	6,723	—	(106)	6,617
Obligations under capital leases, less current obligations	377	—	—	377
Pensions and postretirement benefits	6,736	—	—	6,736
Other liabilities, deferred gains and deferred credits	1,708	—	—	1,708
	15,544	—	(106)	15,438

Liabilities Subject to Compromise	6,543	—	—	6,543

Stockholders' Equity (Deficit)
Preferred stock	—	—	—	—
Common stock	341	1	(1)	341
Additional paid-in-capital	4,482	259	(259)	4,482
Treasury stock	(367)	—	—	(367)
Accumulated other comprehensive income	(3,019)	—	—	(3,019)
Accumulated Deficit	(9,610)	15	(15)	(9,610)
	$24,000	$131	$(395)	$23,736

AMR CORPORATION, ET AL.                         Schedule 2
DEBTORS AND DEBTORS IN POSSESSION
CONSOLIDATING STATEMENT OF OPERATIONS
MONTH ENDED FEBRUARY 28, 2013
(Unaudited)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
Revenues
Passenger - American Airlines	$1,357	$—	$—	$1,357
- Regional Affiliates	200	—	—	200
Cargo	47	—	—	47
Other revenues	219	1	(1)	219
Total operating revenues	1,823	1	(1)	1,823

Expenses
Aircraft fuel	692	—	—	692
Wages, salaries and benefits	470	—	—	470
Other rentals and landing fees	111	—	—	111
Maintenance, materials and repairs	118	—	—	118
Depreciation and amortization	83	—	—	83
Commissions, booking fees and credit card expense	83	—	—	83
Aircraft rentals	55	—	—	55
Food service	42	—	—	42
Special charges	—	—	—	—
Other operating expenses	298	1	(1)	298
Total operating expenses	1,952	1	(1)	1,952

Operating Income	(129)	—	—	(129)

Other Income (Expense)
Interest income	1	—	—	1
Interest expense	(49)	—	—	(49)
Interest capitalized	4	—	—	4
Miscellaneous - net	(4)	—	—	(4)
	(48)	—	—	(48)

Income Before Reorganization Items	(177)	—	—	(177)

Reorganization Items, Net	(15)	—	—	(15)

Income Before Income Taxes	(192)	—	—	(192)
Income tax	—	—	—	—
Net Income	$(192)	$—	$—	$(192)

AMR CORPORATION, ET AL.                         Schedule 3
DEBTORS AND DEBTORS IN POSSESSION
TOTAL DISBURSEMENTS BY FILED LEGAL ENTITY
MONTH ENDED FEBRUARY 28, 2013
(Unaudited) (In thousands)

Legal Entity	Case Number	Disbursements

American Airlines Realty (NYC) Holdings, Inc.	11-15462	$30

AMR Corporation	11-15463	—

American Airlines, Inc.	11-15464	2,480,492

AMR Eagle Holding Corporation	11-15465	—

Americas Ground Services, Inc.	11-15466	365

PMA Investment Subsidiary, Inc.	11-15467	—

SC Investment, Inc.	11-15468	—

American Eagle Airlines, Inc.	11-15469	100,715

Executive Airlines, Inc.	11-15470	6,791

Executive Ground Services, Inc.	11-15471	14

Eagle Aviation Services, Inc.	11-15472	1,693

Admirals Club, Inc.	11-15473	—

Business Express Airlines, Inc.	11-15474	—

Reno Air, Inc.	11-15475	—

AA Real Estate Holding GP LLC	11-15476	—

AA Real Estate Holding L.P.	11-15477	—

American Airlines Marketing Services LLC	11-15478	18

American Airlines Vacations LLC	11-15479	42

American Aviation Supply LLC	11-15480	1,580

American Airlines IP Licensing Holding, LLC	11-15481	—

		$2,591,740

AMR CORPORATION, ET AL.                             Schedule 4
DEBTORS AND DEBTORS IN POSSESSION
SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD
MONTH ENDED FEBRUARY 28, 2013
(Unaudited) (In millions)

Payroll Taxes
Gross wages and salaries paid or incurred(3)	$405.1
Payroll taxes withheld employee	87.9
Payroll taxes withheld employer	33.0
Total payroll taxes withheld	120.9
Amount of payroll tax remitted to tax authorities	115.3
Date(s) remitted to tax authorities	Various

Sales & Use Taxes
Sales & use tax collected and incurred	5.3
Amount of sales & use tax remitted to tax authorities(1)	4.8
Date(s) remitted to tax authorities	Various

Federal Transportation Tax
Federal transportation tax collected	127.5
Amount of federal transportation tax remitted to Internal Revenue Service(1)	71.4
Date(s) remitted to tax authorities	2/8 & 2/25

Passenger Facility Charges
Passenger facility charges collected	31.2
Amount of passenger facility charges remitted to airport authorities(1)	36.4
Date(s) remitted to airport authorities	2/27

U.S. Security Fees
U.S. Security Fees collected	21.1
Amount of U.S. Security Fees remitted to Transportation Security Administration(1)	24.5
Date(s) remitted to Transportation Security Administration	2/28

Customs User Fees
Customs user fees collected	6.2
Amount of customs user fees remitted to Customs and Border Protection Agency(2)	—
Date(s) remitted to Customs and Border Protection Agency	n/a

Immigration User Fees
Immigration user fees collected	8.0
Amount of immigration user fees remitted to Customs and Border Protection Agency(2)	—
Date(s) remitted to Customs and Border Protection Agency	n/a

Animal and Plant Health Inspection Service (APHIS) Fees
APHIS user fees collected	5.8
Amount of user fees remitted to U.S. Department of Agriculture(2)	—
Date(s) remitted to U.S. Department of Agriculture	n/a

Property taxes paid	3.6
(1) Tax is remitted one month in arrears of collection month. Amounts noted reflect actual collections and remittances during the month ended February 28, 2013.
(2) Tax is remitted quarterly. Amounts noted reflect actual collections and remittances during the month ended February 28, 2013.
(3) Payroll tax remittance does not equal taxes withheld because of tax entity payment timing requirements.

AMR CORPORATION, ET AL.                             Schedule 5
DEBTORS AND DEBTORS IN POSSESSION
TOTAL DISBURSEMENTS TO RETAINED PROFESSIONALS
MONTH ENDED FEBRUARY 28, 2013
(Unaudited) (In thousands)

Retained Professionals	Disbursements(1)

Debtors' Advisors and Notice and Claims Agent:
Airport & Aviation Professionals Inc.	$29
Bernstein Shur Sawyer & Nelson	146
Brinks Hofer Gilson & Lione	96
Cooley LLP	52
Deloitte Financial	1,136
Ernst & Young LLP	263
Grant Thornton LLP	328
Groom Law Group	741
Haynes and Boone LLP	114
Jenner & Block LLP	928
Kelly Hart & Hallman LLP	140
KPMG LLP	297
McKinsey Recovery & Transformation	470
Morgan Lewis & Bockius	172
Rothschild Inc.	189
Sheppard Mullin Richter & Hampton LLP	112
The Boston Consulting Group, Inc.	1,680
The Garden City Group Inc.	418
Weil, Gotshal & Manges LLP	2,768
$10,079

Advisors to Unsecured Creditors' Committee:
Epiq Bankruptcy Solutions LLC	$4
Mesirow Financial Consulting LLC	526
Moelis & Company Holding LP	143
Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates	1,086
The Segal Company	23
Togut Segal & Segal LLP	415
$2,197

Total Disbursements to Retained Professionals	$12,276

(1)
The Debtors have retained certain legal and financial professionals to advise them in the Chapter 11 Cases. The Creditors' Committee also retained certain legal and financial professionals in connection with the Chapter 11 Cases. For the month of February 2013, estimated based on the Debtors' books and records, the Debtors accrued $14 million of professional fees relating to such professionals, as indicated in Note 2 to the Condensed Consolidated Financial Statements. Any payments to such professionals will be made in accordance with applicable orders of the Bankruptcy Court.